STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "**Agreement**") is made and entered into this 1st day of September 2010, to be effective as of September 2, 2010, by and among Paul Prahl, an individual (the "**Seller**"), and Intellisys, Inc., a Wisconsin corporation (the "**Company**"), and Epazz, Inc., an Illinois corporation (being herein referred to as "**Purchaser**"), each sometimes referred to herein as a "**Party**" and collectively the "**Parties.**"

Construction of Terms. As used in this Agreement, the terms "**herein,**" "**herewith,**" "**hereof**" and "**hereunder**" are references to this Agreement, taken as a whole; the term "**includes**" or "**including**" shall mean "**including, without limitation;**" the word "**or**" is not exclusive; and references to a "**Section,**" "**subsection,**" "**clause,**" "**Exhibit,**" "**Appendix,**" "**Schedule,**" "**Annex**" or "**Attachment**" shall mean a Section, subsection, clause, Exhibit, Appendix, Schedule, Annex or Attachment of this Agreement, as the case may be, unless in any such case the context requires otherwise. Exhibits, Appendices, Schedules, Annexes or Attachments to any document shall be deemed incorporated by reference in such document. All references to or definitions of any agreement, instrument or other document (a) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (b) except as otherwise expressly provided, shall mean such agreement, instrument or document, or replacement or predecessor thereto, as modified, amended, supplemented and restated through the date as of which such reference is made. All references to a law, regulation or ordinance include any amendment or modification thereof. The singular shall include the plural and the masculine shall include the feminine, and vice versa. References to "**days**" shall mean calendar days.

PRELIMINARY STATEMENTS

A. Seller is the sole shareholder of the Company.

B. On or around May 4, 2010, the Parties entered into a Letter of Intent ("**LOI**"), pursuant to which Purchaser agreed to purchase all of the outstanding stock of the Company, which LOI is memorialized, revised, amended and superseded by the terms and conditions of this Agreement.

C. Seller is willing to sell 100% of the outstanding shares of common stock of the Company, totaling 85 shares (the "**Common Stock**") to the Purchaser, on the terms, provisions and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser do hereby agree as follows:

ARTICLE I

Purchase and Sale of the Common Stock

Section 1.01. Purchase and Sale. On the Closing Date (as defined below) and upon the terms and subject to the conditions set forth herein, the Seller shall deliver the Common Stock to the Purchaser free and clear of all liens, and Purchaser shall purchase the Common Stock from the Seller in accordance with Section 1.02 below.

Section 1.02. Purchase Price. The purchase price (the "**Purchase Price**") for the Common Stock shall be $175,000 payable as follows:

(a) Purchaser shall pay Seller $125,000 in cash at Closing (the "**Cash Consideration**"); and

(b) Purchaser shall provide Seller with a Promissory Note in the amount of $50,000, which shall bear interest at the rate of 6% per annum and shall be evidenced by the Promissory Note attached hereto as Exhibit A (the "**Note**").

The balance of the Note shall be adjusted on a dollar for dollar basis based on the Company's assets as set forth in the Balance Sheet dated June 30, 2010 (the "**Pre-Closing Balance Sheet**") versus the Company's assets at Closing (the "**Closing Balance Sheet**"); provided that no adjustment shall be made in the event the Closing Balance Sheet shows greater assets than the Pre-Closing Balance Sheet. For example, in the event the Pre-Closing Balance Sheet shows a total of $10,000 in total assets and the Closing Balance Sheet only shows $5,000 in assets, the Note shall be reduced by $5,000.

Section 1.03. Note. The Note shall be subordinated in all respects to amounts payable by the Purchaser to Newtek, plus any additional Small Business Administration loans (collectively "**Debts**") and secured by a stock pledge agreement in connection with the pledge by the Purchaser of the Common Stock, which shall be further secured by a Uniform Commercial Code Security Interest filing, to be filed by the Seller, at the Seller's expense, which shall provide for Seller to maintain a security interest over all of the Company's tangible and intangible assets, and the Common Stock (the "**Security Interest**"). The Purchaser agrees to sign whatever documents reasonably necessary for Seller to perfect the Security Interest.

Section 1.04. Time and Place of Closing. Subject to the satisfaction or waiver of the conditions herein, the closing (the "**Closing**") of the transactions contemplated by this Agreement shall take place on or before October 1, 2010 or at such time, date or place as the Seller and Purchaser may agree (the "**Closing Date**").

Section 1.05. Delivery of the Common Stock; Payment of Purchase Price. At Closing: (a) the Seller shall deliver to the Purchaser confirmation that the certificates representing the Common Stock have been reissued in the name of the Purchaser, with no encumbrances, other than Security Interest as described in Section 1.03 (the existence of which may be printed on the certificates), with all taxes attributable to the transfer and sale of the Common Stock paid by the

Seller (which certificates shall be held in escrow by the Seller's counsel until payment in full of the Note as well as the assumption of the Company's obligation with M&I Marshall & Isley Bank), the information required for preparation of the Financials and the Non-Compete; and (b) the Purchaser shall deliver to the Seller the Cash Consideration and an executed Note in accordance with Section 1.02, within five (5) days of closing, provided however, that the Purchaser may be granted an extension of the payment of such fees for a reasonable amount of time for issues involving the Purchaser's bank, which extension shall not exceed fifteen (15) days following Closing, provided that any payments due on a weekend or holiday shall be payable and due on the following non-weekend/non-holiday.

Section 1.06. Earn-Out. In addition to the Purchase Price, described above, and in further consideration for the purchase of the Common Stock by the Purchaser, the Purchaser agrees to provide the Seller the following earn-out rights (the "**Earn-Out**"), pursuant to which Seller will receive up to a maximum of $13,350 per year for the three calendar years following the Closing (with the first such calendar year beginning on January 1, 2011 and ending 12 months later, and the second and third years representing additional twelve month periods following thereafter)(each an "**Earn-Out Year**") based on the revenues of the Company during such Earn-Out Year as follows:

Revenue for the Relevant Year	**Earn-Out**
$0 to $350,000	$0
$350,000.01 to $380,000	$6,675
$380,000.01 to $395,000	$10,012.50
$395,000.01 or more	$13,350

In the event any Earn-Out is payable for such Earn-Out Year, the Earn-Out shall be payable to Seller within 90 days of the end of such Earn-Out Year. In no event shall the total amount payable to Seller in connection with any Earn-Out exceed $13,350 per year, or $40,050 in aggregate for all Earn-Out Years.

ARTICLE II

Representations and Warranties of Seller and the Company

Subject to all of the terms, conditions and provisions of this Agreement, the Seller and the Company hereby represent and warrant to Purchaser, as of the date hereof and as of the Closing, as follows:

Section 2.01. Organization and Qualification. The Company is a Wisconsin corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. The Company has all requisite power and authority, corporate or otherwise, to own, lease and operate their assets and properties and to carry on their business as now being conducted. The Company does not have any subsidiaries or predecessor corporations.

Section 2.02. Capitalization of the Company; Title to the Common Stock. There are 9,000 shares of common stock authorized of the Company, of which 85 shares of common stock are outstanding (15 shares are in Treasury), which shares are solely held by Seller. A true and correct copy of the Company's Articles of Incorporation is attached hereto as Exhibit B and C. All of the outstanding shares of common stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of preemptive rights. The Common Stock transferred by the Seller to Purchaser will be free and clear of liens. There are no outstanding or authorized subscriptions, options, warrants, calls, rights or other similar contracts, including rights of conversion or exchange under any outstanding debt or equity security or other contract, involving the Company, which would require the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any other shares of capital stock or other securities of the Company or any other debt or equity securities convertible into or evidencing the right to subscribe for any such shares of capital stock or obligating the Seller and/or the Company to grant, extend or enter into any such contract. There are no voting trusts, proxies or other contracts to which Seller and/or the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company. The Seller has full legal right to sell, assign and transfer the Common Stock to Purchaser and will, upon payment for the Common Stock and delivery to Purchaser of a certificate or certificates representing the Common Stock, transfer good title to the Common Stock to Purchaser, subject to the terms and conditions of the stock Security Interest described in Section 1.03, free and clear of any and all liens or encumbrances other than the Security Interest.

Section 2.03. Authority. The Seller has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Seller and the Company have duly and validly executed and delivered this Agreement and will, on or prior to the Closing, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Seller and the Company, as applicable, enforceable against the Seller and the Company, as applicable, in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

Section 2.04. No Conflict. The execution and delivery by the Seller and the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws of the Company; (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which the Seller and/or the Company is a party; or (d) result in or require the creation of any lien upon the Common Stock.

Section 2.05. Consents and Approvals. No governmental approvals and no notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by the Seller and/or the Company of this Agreement or the consummation of the transactions contemplated hereby or thereby, or the

enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

Section 2.06. Litigation. There are no claims pending or, to the knowledge of the Seller and the Company, threatened against or affecting the Company or any of its assets, liabilities and properties before or by any governmental authority or any other person. The Seller and the Company have no knowledge of the basis for any claim, which alone or in the aggregate: (a) could reasonably be expected to result in any liability with respect to either of the Company; or (b) seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against either of the Company or any of their assets and properties.

Section 2.07. Brokers, Finders and Financial Advisors. No broker, finder or financial advisor has acted for Seller in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any contract with Seller.

Section 2.08. Disclosure. The schedules, documents, exhibits, reports, certificates and other written statements and information furnished by or on behalf of Seller and/or the Company to the Purchaser do not contain any material misstatement of fact or, to the knowledge of Seller and the Company, omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Seller and the Company have not withheld any fact known to them which has or is reasonably likely to have a material adverse effect with respect to the Company, this Agreement or the transactions contemplated herein.

Section 2.09. Ownership. The Seller represents and warrants that he owns all of the shares of Common Stock of the Company that are subject to this Agreement, which shares of Common Stock represent all of the outstanding securities of each of the Company.

Section 2.10. Change in Management of the Company. Concurrently with the Closing, the Seller, who currently serves as the sole officer and Director of the Company, agrees to execute whatever documentation necessary to affect and reflect his resignation as an officer and Director of each of the Company and appoint Shaun Passley as the sole officer and Director of the Company. Furthermore, the Seller agrees to assist the Purchaser with the change in the authorized signatories on the bank accounts of the Company and any other procedures necessary to affect the transfer of the rights associated with the operations of the Company from the Seller to the Purchaser as is reasonably requested of Seller.

Section 2.11. Liabilities. The Company shall have those liabilities at Closing as identified in Schedule 2.11. Seller shall be responsible for any and all liabilities of the Company at Closing that are not listed on Schedule 2.11 (the "**Non-Disclosed Liabilities**") and shall indemnify the Purchaser against such liabilities subsequent to the Parties entering into this Agreement and subsequent to Closing. Purchaser shall be responsible for those liabilities set

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forth on Schedule 2.11, including a line of credit payable to M&I Marshall & Isley Bank to be paid pursuant to Schedule 2.11 attached hereto.

Section 2.12. Company Property. The purchase by the Purchaser of the Company shall include, but not be limited to including all tangible and intangible assets of Purchaser, including, but not limited to the telephone numbers, fax numbers, internet domain names and other good will and/or intellectual property of the Company. Purchaser acknowledges that all intellectual property of the Company will remain the property of the Company until such time as Seller is paid in full.

Section 2.13. Material Contract Defaults. The Company is not in default in any material respect under the terms of any outstanding material contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

Section 2.14. Governmental Authorizations. Except as set forth in Schedule 2.14, attached hereto, the Company has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

Section 2.15. Compliance With Laws and Regulations and Taxes. Except as set forth in Schedules 2.15, the Company has complied with all applicable statutes and regulations of any federal, provincial, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company. The Company has no liabilities with respect to the payment of any federal, provincial, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable. Seller shall be responsible for paying and satisfying any and all outstanding tax liabilities of the Company following Closing, which were incurred by the Company prior to Closing, provided that the Purchaser shall assist the Seller in connection with resolving any such claims or liabilities (which assistance shall not require the payment of any cash or other consideration, fees, damages or expenses on behalf of the Company or the Seller).

Section 2.16. Delivery of Books and Records and Bank Accounts. At the Closing, the Company shall deliver to Purchaser copies of the corporate minute books, books of account, contracts, records, and all other books or documents including the bank accounts of the Company now in the possession of the Company or its representatives.

ARTICLE III

Representations and Warranties of Purchaser

Subject to all of the terms, conditions and provisions of this Agreement, Purchaser hereby represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

Section 3.01. Authority. Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. Purchaser has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto and thereto, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

Section 3.02. No Conflict. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which Purchaser is a party or by which Purchaser is bound or affected.

Section 3.03. Consents and Approvals. No governmental approvals and no notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by Purchaser of this Agreement and the closing documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

Section 3.04. Litigation. There are no claims pending or, to the knowledge of Purchaser, threatened, and Purchaser has no knowledge of the basis for any claim, which either alone or in the aggregate, seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against Purchaser which prohibits or restricts, or could reasonably be expected to result in any delay of, the consummation of the transactions contemplated by this Agreement.

Section 3.05. Brokers, Finders and Financial Advisors. No broker, finder or financial advisor has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any contract with Purchaser.

Section 3.06. Restricted Common Stock. The Purchaser understands that neither the Seller nor the Company have registered the Common Stock under the Securities Act of 1933, as

amended (the "**Act**") or the applicable securities laws of any state in reliance on exemptions from registration. The Purchaser further understands that such exemptions depend upon the Purchaser's investment intent at the time the Purchaser acquires the Common Stock, the Purchaser therefore represents and warrants that the Purchaser is purchasing the Common Stock for its own account for investment and not with a view to distribution, assignment, resale or other transfer of the Common Stock. Except as specifically stated herein, no other person has a direct or indirect beneficial interest in the Common Stock. Because the Common Stock shares are not registered, the Purchaser is aware that it must hold the Common Stock indefinitely unless such shares are registered under the Act and any applicable state securities laws or it must obtain exemptions from such registration.

Section 3.07. Purchaser Representations. Purchaser represents that it is sufficiently familiar with the operations of the Company, and is aware of information regarding the operations (and proposed operations) of the Company as would be disclosed in a Registration Statement filed under the Act, including, but not limited to the financial condition of the Company (which will be further detailed by the Financials), and has reviewed a balance sheet of the Company (which was dated within 120 days of the date of this Agreement and the Closing), is aware of the risk factors regarding the operations of the Company, the industry in which the Company operates in, the results of operations of the Company and has had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of the Company regarding such information; and has no pending questions as of the date of this Agreement.

ARTICLE IV

Covenants

Section 4.01. Further Assurances. Seller, the Company and Purchaser agree that, from time to time, whether before, at or after the Closing, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the transfer to the Purchaser of the Common Stock held by or in the name of the Seller.

Section 4.02. Conduct of Business. Except as otherwise contemplated by this Agreement, from the date of the Parties entry into the LOI, to immediately prior to the Closing or earlier termination of this Agreement, unless Purchaser shall otherwise agree in writing, the Company shall

(a) not take or perform any act or refrain from taking or performing any act which would have resulted in a breach of the representations and warranties set forth in Article II;

(b) not enter into any agreement, or extend an existing agreement that will survive after the Closing except in the normal conduct of business such as, by way of

example and not limiting, license agreements, maintenance agreements, pricing proposals, custom software sales agreements, or equipment rentals;

(c) not sell, pledge, lease, license or otherwise transfer any assets or properties or make any payments or distributions to Seller or any of his affiliates;

(d) not include any liabilities, pledge, sell or dispose of any asset outside of the ordinary course of business with a value greater than $5,000 (excluding accounts receivable and inventory in the normal course of business);

(e) not make any payments or distributions of assets or properties to Seller, the Company or its shareholders; and

(f) conduct their business only in the ordinary course, and shall not have paid any bonus or salaries other than which were paid in the ordinary course and approved prior to the Parties entry into the LOI.

Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of their operations.

Section 4.03. Public Announcements. Except as required by law, without the prior written approval of the other party, neither Seller, the Company nor Purchaser will issue, or permit any agent or affiliate thereof to issue, any press release or otherwise make or permit any agent or affiliate thereof to make, any public statement or announcement with respect to this Agreement or the transactions contemplated hereby and thereby.

Section 4.04. Seller Consulting. After Closing, the Seller agrees to assist the Purchaser with the Company for a period of thirty (30) days for no consideration; and following such thirty (30) day period at a rate of $75 per hour, for reasonable requests and not to exceed 30 hours per month.

Section 4.05. Consulting and Employment Agreements. A further requirement to the Closing shall be the entry (a) by Ray Grosch into a part-time consulting agreement and non-competition agreement with the Purchaser with an hourly rate of $37.50 per hour and such other terms and conditions as the Purchaser shall require; and (b) by Randy Hasby into a full-time employment and non-competition agreement with the Purchaser with a base salary based on $59,000 and such other terms and conditions as the Purchaser may require.

ARTICLE V

Conditions

Section 5.01. Conditions to Obligations of each of the Parties. The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions: (a) no preliminary or

permanent injunction or other order, decree or ruling which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect; (b) no claim shall have been asserted, threatened or commenced and no law shall have been enacted, promulgated or issued which would reasonably be expected to (i) prohibit the purchase of, payment for or retention of the Common Stock by Purchaser or the consummation of the transactions contemplated by this Agreement or (ii) make the consummation of any such transactions illegal; and (c) all approvals legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect at the Closing.

Section 5.02. Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as Seller may waive in writing: (a) Purchaser shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and (b) the representations and warranties of Purchaser in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

Section 5.03. Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to Closing of the following additional conditions, except as Purchaser may waive in writing: (a) the Seller and the Company shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and (b) the representations and warranties of Seller and the Company in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

Section 5.04. Lease. Prior to or contemporaneously with the Closing, the Purchaser shall have assumed the Company's lease, which shall continue in full force and effect on the same terms and conditions as such lease currently provides or as modified between Purchaser and landlord.

Section 5.05. Financial Statements. Seller agrees to provide the Purchaser such agreements, records, books, receipts and other documentation as Purchaser may request from time to time in order for Purchaser to have audited financial statements and pro forma information of the Company prepared suitable for filing by the Purchaser in its SEC filings, the cost of which shall be paid solely by Purchaser (the "**Financials**").

Section 5.06. Requirement of Loan. An additional requirement to the Closing of the transactions contemplated herein is that the Purchaser shall have obtained a loan from a bank (the "**Lender**") in the amount of at least the total of the Cash Consideration prior to Closing. In the event the Purchaser is unable to obtain such Loan prior to the required Closing Date, this Agreement shall automatically terminate without any liability to any Party as a result thereof.

ARTICLE VI

Indemnification

Section 6.01. Indemnification of Seller. Subject to the terms and conditions of this Article VI, Purchaser agrees to indemnify, defend and hold harmless Seller, from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against, arising out of or resulting from, directly or indirectly:

(a) the inaccuracy of any representation or breach of any warranty of Purchaser contained in or made pursuant to this Agreement which was not disclosed to Seller in writing prior to the Closing; *provided* that no such notification shall be deemed to waive or abrogate any right of Seller with respect to conditions to Closing in Section 5.02;

(b) the breach of any covenant or agreement of Purchaser contained in this Agreement;

(c) any claim to fees or costs for alleged services by a broker, agent, finder or other person claiming to act in a similar capacity at the request of Purchaser in connection with this Agreement; or

(d) the conduct of the business of the Company after the date of closing;

provided, however, that Purchaser shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Seller, of any of its obligations under this Agreement or from Seller's gross negligence, fraud or willful misconduct.

Section 6.02. Indemnification of Purchaser. Subject to the terms and conditions of this Article VI, from and after the Closing, Seller agrees to indemnify, defend and hold harmless the Purchaser, its respective affiliates, its respective present and former directors, officers, shareholders, employees and agents and its respective heirs, executors, administrators, successors and assigns (the "**Purchaser Indemnified Persons**"), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any Purchaser Indemnified Person, arising out of or resulting from, directly or indirectly:

(a) the inaccuracy of any representation or breach of any warranty of the Seller or the Company contained in or made pursuant to this Agreement which was not disclosed to Purchaser in writing prior to the Closing; *provided* that no such notification

shall be deemed to waive or abrogate any right of Purchaser with respect to conditions to Closing in Section 5.03;

(b) the breach of any covenant or agreement of Seller or the Company contained in this Agreement;

(c) the conduct of the business of the Company prior to the Closing (including all fees, costs, expenses, damages or other amounts incurred in connection with and/or required to be paid in connection therewith);

(d) any Non-Disclosed Liabilities (or fees, costs, expenses, damages or other amounts incurred in connection with and/or required to be paid in connection therewith); or

(e) any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Seller in connection with this Agreement;

provided, however, that Seller and the Company shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Purchaser of its obligations under this Agreement or from a Purchaser Indemnified Person's gross negligence, fraud or willful misconduct. In addition, Seller not be liable for any claims in 6.02 (a)–(e) which amount to less than $2,500 in aggregate; provided further that Purchaser shall have the right to set off any claims that exceed $2,500 in aggregate as provided in Section 6.06, below. It is understood and acknowledged by the parties that Seller is solely responsible for any and all liabilities related to payroll, IRS, state and local taxes, which may arise related to matters which occurred prior to the execution date of this agreement.

6.03. Defense of Claims. Purchaser and Seller agree to immediately notify the other Party of any claims and to cooperate with such other Party's defense of the claims, at the indemnifying Party's expense. Purchaser further agrees to retain all records of the corporation, including but not limited to all contracts with customers effective before the Closing Date so that the records may be available to Seller in conduct of the defense against any such claims.

Section 6.04. Time Limit. The indemnification requirements contained in Section 6.01 and Section 6.02 will expire two years after Closing, provided that any matter pursuant to which an indemnification notice has been provided in connection with prior to such two year anniversary will survive until the outcome of such matter, and further provided that copyright and patent infringement issues will expire six years after Closing (subject to the continuing obligation to provide indemnification rights in any matter which indemnification rights have been notified in connection with prior to such six year anniversary).

Section 6.05. Maximum Indemnification. The maximum amount of costs, fees and expenses required to be paid by any indemnifying party as required in this Section 6, shall not exceed an aggregate of $50,000.

Section 6.06. Right to Set Off. In the event that Purchaser shall have a claim against Seller for which Purchaser has not been fully indemnified as contemplated above, Purchaser shall have the right to set off the amount of such claim against Seller, as the case may be, against any amounts due Seller under the Note or the Earn-Out. Purchaser shall give 5 days notice to Seller of such claim and Seller will be granted 20 days to cure any default causing the claim.

ARTICLE VII

CONFIDENTIALITY

7.1 Confidentiality. At all times after the Closing, the Seller shall retain in strictest confidence, and shall not disclose to any third parties or use for their benefit (other than in order to fulfill the terms and conditions of this Agreement and the transactions contemplated by this Agreement) or for the benefit of others any confidential information comprising or related without limitation, intellectual property, trade secrets, customer lists, marketing plans or strategies, product development techniques or plans, or technologies, of the Company (collectively "**Confidential Information**"). Confidential Information shall not include information which (i) is or becomes part of the public domain without breach of this Agreement, (ii) was known to the receiving party on a non-confidential basis prior to disclosure by the other party, (iii) is independently received by the receiving party without the use of confidential information, or (iv) is explicitly approved for release by written authorization of the disclosing party. In the event that the receiving party is legally required to disclose any confidential information, the receiving party shall promptly notify the disclosing party of such requirement and, if requested by the disclosing party, shall reasonably cooperate in the disclosing party's efforts to prevent or limit such disclosure.

7.2 Enforceability.

(a) It is the desire and intent of the Parties that the provisions of Article VII shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of Article VII shall be adjudicated to be invalid or unenforceable in any jurisdiction, Article VII shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this subsection (b) in the particular jurisdiction in which such adjudication is made. The Seller agrees that it would be difficult to measure the damages to Purchaser and its affiliates from the breach by the Seller of the provisions of Article VII, that injury to Purchaser from such breach would be impossible to calculate, and that monetary damages would therefore be an inadequate remedy; accordingly, the Seller agrees that Purchaser shall be entitled, in addition to all other remedies it might have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damages.

(b) The undertakings and covenants of the Seller contained in Article VII are an integral part of the transactions set forth in this Agreement and the consideration paid by Purchaser pursuant to this Agreement shall be consideration not only for the Company but also for such undertakings and covenants.

SF
RP

ARTICLE VIII

Miscellaneous

Section 8.01. Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

(i) if to Seller, to:	Paul Prahl [redacted]
(ii) if to Purchaser, to:	Epazz, Inc. 309 W. Washington Suite 1225 Chicago IL 60606
(ii) Copies to:	The Loev Law Firm, PC 6300 West Loop South, Suite 280, Bellaire, Texas 77401 Telephone Number: (713) 524-4110 Facsimile Number: (713) 524-4122

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section 8.01. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

Section 8.02. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns.

Section 8.03. No Third Party Rights. Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto (other than the Purchaser

Indemnified Persons) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (other than the Purchaser Indemnified Persons).

Section 8.04. Amendments and Waiver. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.

Section 8.05. Assignments. Purchaser may assign any of its rights, interests and obligations under this Agreement and must notify Seller in writing.

Section 8.06. Counterparts. This Agreement may be executed in counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Section 8.07. Captions and Headings. The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

Section 8.08. Construction. The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

Section 8.09. Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

Section 8.10. Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

Section 8.11. Remedies. The parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise

available under any other contract or at law or in equity and to which such party might be entitled.

Section 8.12. Applicable Law. **THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.**

Section 8.13. Submission to Jurisdiction. Each of the parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Illinois court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Illinois court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Illinois court.

Section 8.14. Expenses; Prevailing Party Costs. The Seller, the Company, and Purchaser shall pay their own expenses incident to this Agreement and the transactions contemplated hereby and thereby, including all legal and accounting fees and disbursements, except as provided above, and Seller shall be solely liable for any and all expenses of the Seller and/or the Company which are incident to this Agreement and the transactions contemplated hereby and thereby (other than customary general, administrative and overhead expenses incurred in the ordinary course of business). Notwithstanding anything contained herein or therein to the contrary, if any party commences an action against another party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a party of its obligations under this Agreement, the prevailing party in any such action shall be entitled to recover its losses, including reasonable attorneys' fees, incurred in connection with the prosecution or defense of such action, from the losing party.

Section 8.15. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise.

Section 8.16. Furniture, Computers, Monitors and Other Items. Purchaser shall have the sole right to dispose of furniture, computers, monitors and other items that are acquired in connection with this transaction.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

"SELLER"

[redacted]
Paul Prahl

85 shares of common stock of Intellisys, Inc.

"COMPANY"

INTELLISYS, INC.
[redacted]
Paul Prahl
President

"PURCHASER"

EPAZZ, INC.
[redacted]
Shaun Passley
Chief Executive Officer

EXHIBIT A

PROMISSORY NOTE

US $50,000 September 15, 2010

FOR VALUE RECEIVED, the undersigned, Epazz, Inc., an Illinois corporation ("**Maker**"), hereby promises to pay to the order of Paul Prahl, an individual ("**Payee**"), the principal sum of fifty thousand dollars ($50,000), in lawful money in United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Promissory Note (this "**Note**" or "**Promissory Note**") has an effective date of September 15, 2010. This Note is an Exhibit to the Stock Purchase Agreement by and between various parties, including Maker and Payee, dated as of the date hereof, the terms of which are incorporated herein.

1. Interest on the unpaid balance of this Note shall bear interest at the rate of six percent (6%) per annum, which interest shall accrue from the effective date until the Maturity Date (as defined below), unless prepaid prior to such Maturity Date. All past-due principal and interest (which failure to pay such amounts after a fifteen (15) day cure period, shall be defined herein as an "**Event of Default**") shall bear interest at the rate of ten percent (10%) per annum until paid in full (the "**Default Interest Rate**"), with it being understood that Maker shall have two (2) additional fifteen day cure periods following any failure of Maker to make any required payment hereunder, during the term of the Note, and following written notice from Payee of such failure, resulting in up to two (2) thirty (30) day cure periods before an Event of Default occurs relating to any failure by Maker to pay any amounts due hereunder. Upon an Event of Default, Payee may declare the entire amount of this Note immediately due and payable. Interest will be computed on the basis of a 360-day year.

2. The principal amount of this Note shall be due and payable on September 18, 2015 (the "**Maturity Date**").

3. The payment of this Note is secured by a security interest in all of the tangible and intangible assets of Intellisys, Inc. (the "**Company**" and the "**Collateral**") and the outstanding stock of the Company. The amount due under this Note shall be secured by a UCC financing statement filed by the Payee stating that such Note is secured by the Collateral.

4. This Note shall be payable in monthly installments of $555.10 (each a "**Monthly Payment**"), with the first such Monthly Payment due on September 18, 2010, which shall continue for 60 months, with a final payment of 28,301.45 due on September 18, 2015.

5. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

6. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

7. This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee's respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Maker.

8. No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

9. The Maker will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Maker, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Maker. Failure to comply with this provision shall constitute an Event of Default.

10. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

11. In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate allowable by law, computed from the dates of each advance of the loan proceeds outstanding until payment. If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any nonprincipal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "**Maximum Rate**" shall mean the maximum rate of interest allowed by applicable federal or state law.

12. Except as provided herein, Maker and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees.

13. A copy of this Promissory Note signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Promissory Note shall be effective as an original for all purposes.

14. This Note and the repayment hereof, and any security interests evidencing the repayment of such Note shall be junior in priority in all respects to amounts payable by the Maker to Newtek, plus any additional Small Business Association loans (collectively "**Debts**").

15. This Note shall be construed and enforced under and in accordance with the laws of the State of Illinois, without regard to choice-of-law rules of any jurisdiction.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first written above.

EPAZZ, INC.

[redacted]

Shaun Passley
Chief Executive Officer